Exhibit 99.2

cognizant

Q2 2024

"In the second quarter, we delivered revenue above the high end of our guidance range, expanded adjusted operating margin, and maintained our large deal momentum. Progress against our strategic priorities is opening new opportunities with clients and allowing us to operate with greater agility. We believe our performance this quarter and the improved organic growth outlook for the full-year demonstrate how our execution against these priorities is beginning to translate to our results and support long-term shareholder value."

Ravi Kumar S | Chief Executive Officer

Revenue

$4.9 billion

Reported YoY ↓ 0.7%

Constant Currency YoY ↓ 0.5%

GAAP Operating Margin | 14.6% **Adjusted Operating Margin |** 15.2% **GAAP EPS |** $1.14 **Adjusted Diluted EPS |** $1.17

Q2 2024 Cash Flow	Cash Flow From Operations	Free Cash Flow	Q2 2024 Capital Return	Dividends	Share Repurchases
	$262M	$183M		$150M $0.30/share	$76M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY


$0.3
$1.0
$3.6

Rest of World ↓ 4.2% ↓ 2.0%

Europe ↓ 5.5% ↓ 5.2%

North America ↑ 0.9% ↑ 0.9%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY


$1.4
$0.9
$1.1
$1.5

Communications, Media & Technology ↑ 1.2% ↑ 1.4%

Products & Resources ↓ 4.3% ↓ 4.1%

Financial Services ↓ 1.1% ↓ 0.8%

Health Sciences ↑ 1.5% ↑ 1.7%

Employee Metrics

Total Employees	336,300	(8,100)	QoQ
		(9,300)	YoY
Voluntary - Tech Services Attrition (Trailing 12-Month)		13.6% Down 6.3 percentage points YoY	

Acquisition Announced

Belcan

A leading global supplier of Engineering Research & Development (ER&D) services across the commercial aerospace, defense, space, marine and industrial verticals

For non-GAAP financial reconciliations refer to Cognizant's 2024 second quarter earnings release issued on July 31, 2024, which accompanies this presentation and is available at investors.cognizant.com.